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                                                                   EXHIBIT 10.13

                              CONSULTING AGREEMENT

This Agreement dated the 1st day of September, 1997, by and between Intralinks, Inc., a Delaware Corporation (hereinafter referred to as "the Company") and John Sculley (the "Consultant").

      Whereas, the Consultant is in the business of providing general business and marketing consulting services; and

      Whereas, the Company is a duly authorized corporation, validly existing, and in good standing under the laws of the State of Delaware;

      Now, therefore, the parties hereby covenant, promise, agree, represent, and warrant as follows:

1. Relationship of parties. The parties agree that in performing the Duties hereunder, the Consultant shall be acting as an independent contractor. Nothing contained in this agreement shall constitute the Consultant and the Company as partners, joint venturers, or either agents, servants or employees of one another, any such intent being hereby expressly disclaimed. Consultant shall be responsible for all federal, state, local, Social Security and other taxes.

2. Term.

This agreement shall commence on the date first written above and terminate 3 years from that date. The Duties under this Agreement will be reviewed formally by the parties in September and March of each year in order to better ensure that both IntraLinks and the Consultant are satisfied with the ongoing relationship.

Either party may terminate this agreement, with or without cause, by giving 60 days notice.

3. Duties

In connection with this agreement from time to time, as the Company shall reasonably request, the Consultant hereby provide consulting services which shall include, but are not limited to, marketing, financing, public relations, and business strategy.

4. Compensation. For the services rendered in connection with section 3., the Consultant shall receive Warrants to purchase 40,000 shares of the Company's stock as attached hereto. The exercise price of such warrants shall be $3.33 per share. The Consultant agrees that if this Agreement is terminated for any reason prior to the end of the term, he shall forfeit the warrants at a rate of 1,111 per month remaining in the Agreement. If the Company has a change in control whereby an entity or related entities acquires more than 50% of the fully-diluted voting interest of the Company, the Warrants shall not be subject to forfeiture.
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5. Arbitration. Any controversy or claim arising out of or relating to this
Agreement, or the breach thereof, shall be settled in accordance with the rules of the American Arbitration Association, and judgment upon the award may be entered in any Court having jurisdiction thereof.

6. Notices. Any notice required or permitted to be given under this Agreement shall be sufficient if in writing and if send by Certified Mail, return receipt requested to Sculley and Associates, 90 Park Avenue, NY, NY in the case of the Consultant, or to its principal office in the case of the Company.

7. Waiver of Breach. The waiver by the Company of a breach of any provision of this Agreement by the Consultant shall not operate or be construed as a waiver of any subsequent breach by the Consultant.

8. Assignment. Neither party shall have the right to assign the duties or obligations contained in this Agreement.

9. Entire Agreement. This instrument contains the entire agreement of the parties. It may not be changed orally but only by an agreement in writing signed by the party against whom enforcement of any waiver, change, modification, extension or discharge is sought.

In witness whereof, the parties have executed this Agreement on the date first above written.

                                        /s/ Mark Adams
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                                        Intralinks, Inc.
                                     BY ITs President


                                        /s/ John Sculley
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                                        John Sculley